SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)     December 13, 2002

PORTAL SOFTWARE, INC.

(Exact name of registrant as specified in charter)

Delaware	000-25829	77-0369737
(State of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

10200 South De Anza Boulevard, Cupertino, CA		95014
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code    (408) 572-2000

None

(Former name or former address, if changed since last report)

Item 8.    Change in Fiscal Year.

On December 13, 2002, our Board of Directors adopted a 4-4-5 fiscal year commencing with our 2004 fiscal year, pursuant to which each quarter would consist of 13 weeks ending on a Friday. Our 2004 fiscal year began on February 1, 2003, the day following the last day of our 2003 fiscal year. Accordingly, no transition period occurred and no report for a transition period will be required. Our 2004 fiscal year began on February 1, 2003 and will end on January 30, 2004. Our 2005 fiscal year will begin on January 31, 2004. Our 2004 fiscal quarter beginning and end dates are as follows:

Fiscal Quarter	Beginning Date	End Date
Q1 2004	February 1, 2003	May 2, 2003
Q2 2004	May 3, 2003	August 1, 2003
Q3 2004	August 2, 2003	October 31, 2003
Q4 2004	November 1, 2003	January 30, 2004

2.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PORTAL SOFTWARE, INC.

Date: April 29, 2003	By:	/s/ MITCHELL L. GAYNOR
Name: Mitchell L. Gaynor Title: Vice President, General Counsel and Secretary

3.